Exhibit 99.3 2Q20 Financial Results July 22, 2020 ©2020 DISCOVER FINANCIAL SERVICES

Notice The following slides are part of a presentation by Discover Financial Services (the "Company") in connection with reporting quarterly financial results and are intended to be viewed as part of that presentation. No representation is made that the information in these slides is complete. For additional financial, statistical, and business related information, as well as information regarding business and segment trends, see the earnings release and financial supplement included as exhibits to the Company’s Current Report on Form 8-K filed today and available on the Company’s website (www.discover.com) and the SEC’s website (www.sec.gov). The presentation contains forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s estimates, projections, expectations or beliefs at that time, and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of certain risks and uncertainties that may affect the future results of the Company, please see "Special Note Regarding Forward-Looking Statements," "Risk Factors," "Business – Competition," "Business – Supervision and Regulation" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, "Risk Factors" and "Management’s Discussion & Analysis of Financial Condition and Results of Operations" in the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is filed with the SEC and available at the SEC's website (www.sec.gov) and subsequent reports on Forms 8-K and 10-Q, including the Company's Current Report on Form 8-K filed today with the SEC. The Company does not undertake to update or revise forward-looking statements as more information becomes available. 2

2Q20 Highlights • Our principal focus continues to be protecting employees, supporting customers, and strengthening the value of the Discover franchise • 2Q20 results reflect a $1.3Bn reserve build in recognition of further deterioration in the economic outlook • Continuing to invest in core capabilities while aligning expenses with the current environment ◦ Operating expenses down YOY excluding a 1-time item ◦ Remain on track for $400MM expense reduction in 2020 • Maintaining disciplined approach to capital management and liquidity ◦ CET1 of 11.7% ◦ $26.9Bn liquidity portfolio; $38.8Bn additional contingency liquidity sources ◦ Stable and diversified funding model; consumer deposits nearly 60% of total funding • Remain conservative due to economic outlook; franchise remains strong and positioned for profitable growth as conditions warrant • 2Q20 Net loss of $368MM; diluted EPS of $(1.20) 3 TAken Stronin

DISCOVER | 2Q20 Summary Financial Results

Year-Over-Year Net Income/(Loss) & EPS ($MM, except EPS)



$753
$(142)
$(48)
$(1,259)
$1
$327
$(368)
2Q19 Net Income
Net Interest Income
Total Non-Interest Income
Provision for Credit Losses
Operating Expense
Income Tax/ Capital Action
2Q20 Net Loss

	2Q19 Net Income	Net Interest Income	Total Non-Interest Income	Provision for Credit Losses	Operating Expense	Income Tax/ Capital Action	2Q20 Net Loss
2Q20		$ 2,190	$ 472	$ 2,046	$ 1,077	$ (93)	
2Q19		$ 2,332	$ 520	$ 787	$ 1,078	$ 234	
B/(W)		$ (142)	$ (48)	$ (1,259)	$ 1	$ 327	
EPS	$ 2.32	$ (0.33)	$ (0.11)	$ (2.97)	$ —	$ (0.11)	$ (1.20)

Highlights

- Revenue net of interest expense was $2.7Bn, down 7%, primarily driven by NIM compression and lower net discount and interchange revenue due to the decline in sales volume, partially offset by a $44MM one-time gain on the sale of equity investments
- Net interest margin was 9.81% down 66 bps as lower loan yields driven by prime rate decreases were partially offset by lower funding costs
- Provision for credit losses increased $1.3Bn reflecting a higher reserve build primarily due to changes in the macroeconomic outlook, and higher net charge-offs
- Expenses were flat year-over-year as lower marketing expense was offset by a $59MM intangible impairment charge resulting from a steep reduction in T&E spend impacting the Diners business, as well as higher compensation expense and investments in technology
- Net loss of $368MM; diluted EPS of $(1.20)

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DISCOVER | 2Q20 Key Credit Metrics

	2Q19	1Q20	2Q20	Change QOQ	Change YOY
Credit Card Loans					
Ending Loan Balance ($MM)	$72,393	$73,811	$70,201	(4.9)%	(3.0)%
Net Principal Charge-off Rate	3.49%	3.65%	3.90%	25 bps	41 bps
30-Day Delinquency Rate	2.34%	2.62%	2.17%	(45) bps	(17) bps
Private Student Loans					
Ending Loan Balance ($MM)	$9,375	$9,957	$9,730	(2.3)%	3.8%
Net Principal Charge-off Rate	0.61%	0.68%	0.62%	(6) bps	1 bps
30-Day Delinquency Rate (1)	1.67%	1.64%	1.49%	(15) bps	(18) bps
Personal Loans					
Ending Loan Balance ($MM)	$7,414	$7,651	$7,316	(4.4)%	(1.3)%
Net Principal Charge-off Rate	4.33%	3.59%	3.43%	(16) bps	(90) bps
30-Day Delinquency Rate	1.49%	1.31%	1.07%	(24) bps	(42) bps
Total Loans					
Ending Loan Balance ($MM)	$90,229	$92,963	$88,927	(4.3)%	(1.4)%
Net Principal Charge-off Rate	3.22%	3.27%	3.44%	17 bps	22 bps
30-Day Delinquency Rate (1)	2.18%	2.38%	1.98%	(40) bps	(20) bps

Note(s)
1. 30-Day Delinquency Rate excludes purchased loans

Highlights

- Credit card net charge-offs up 41bps YOY mainly due to seasoning of loan growth from recent years
- Credit card 30-Day delinquency rate down 17bps YOY due to stable portfolio performance and modest impact from Skip-a-Pay program
- Personal loan net charge-offs down 90bps YOY reflecting underwriting approach and portfolio performance
- Student loan credit performance remains stable

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Allowance for Credit Losses Student Personal ($MM) Credit Card Loans Loans Other Total Loans Balance at January 1, 2020 4,550 653 613 28 5,844 Reserve rate 5.90% 6.76% 7.97% N/A 6.09% Balance at March 31, 2020 5,306 765 807 35 6,913 Reserve rate 7.19% 7.68% 10.55% N/A 7.44% Provision for credit losses(1) 1,873 49 114 2 2,038 Net Charge-offs (688) (15) (64) 0 767 Balance at June 30, 2020 $6,491 $799 $857 $37 $8,184 Reserve rate 9.25% 8.21% 11.71% N/A 9.20% Note(s) 1. Excludes $8MM release of the liability for expected credit losses on unfunded commitments for the six months ended June 30, 2020 as the liability is recorded in accrued expenses and other liabilities 6

Sales Volume Trend Weekly Sales Volume Trend (%) Comments 95% • 2Q20 sales volume down 16% YOY 45% ◦ Trends in key categories -5% continue to improve -55% ◦ First half of July down 3% compared to first half of April -105% down 29% Mar Mar Mar Mar Apr Apr Apr Apr May May May May May Jun Jun Jun Jun Jul Jul Jul 7 14 21 28 4 11 18 25 2 9 16 23 30 6 13 20 27 4 11 18 Week Ending • Grocery spending remains strong reflecting a shift in consumer Gas Groceries Retail Restaurants behavior. Services Travel Total Sales Volume Year-Over-Year Sales Volume Trend (%) • Home improvement remains bright MTD spot in retail up 19% for 2Q20 1Q20 2Q20 July 19th Gas —% (48)% (26)% Grocery 14% 14% 14% Retail 6% 7% 15% Restaurants (2)% (43)% (26)% • The most adversely impacted Services (1)% (25)% (5)% categories continued to be travel, Travel (20)% (85)% (69)% All Other 6% (6)% 10% restaurants and gas Total Sales Volume 3% (16)% (3)% Category Definitions • Services includes entertainment, auto, education, medical, and other service providers • All Other includes discount stores, drug stores, wholesale clubs, telecommunication, utilities, insurance, financial services and government 7 keyrends in

Skip-a-Payment Programs (1) Weekly Credit Card Balance Enrollments Total Portfolio Balance ($MM) $5.3Bn cumulative balances enrolled $800 since inception of program $700 $673 • Credit card: $3.4Bn; ~ 70% no longer enrolled, of which ~ 80% have made a payment $600 $578 • Student loans(2): $1.2Bn; ~ 35% no $500 $483 longer enrolled, of which ~ 90% have made a payment $400 $368 $340 • Personal loans: $691MM; ~ 65% no $300 longer enrolled, of which ~ 65% have $230 $202 made a payment $200 $142 $119 • Home loans: $70MM; ~ 25% no longer $85 $100 $65 $61 enrolled, of which ~ 80% have made a $50 $40 $33 $36 $35 payment $0 3/22 3/29 4/5 4/12 4/19 4/26 5/3 5/10 5/17 5/24 5/31 6/7 6/14 6/21 6/28 7/5 7/12 Note(s) 1. Total Portfolio Balance data as of July 13, 2020 2. Student loan accounts requiring payment; repay, interest only, and immediate repay 8

Capital and Funding Funding Trends Capital Trends ($Bn, Average Balance) 94.5 94.4 96.0 97.9 99.6 11.4 11.5 11.8 11.7 10.9 11.0 11.6 11.5 13.0 11.4 11.4 11.4 11.3 15.2 13.7 13.6 14.1 11.1 11.2 16.4 165 17.9 16.8 20.2 19.1 118 109 55.2 58.8 48.2 50.5 53.0 99 93 88 82 79 77 2Q19 3Q19 4Q19 1Q20 2Q20 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 Direct to Consumer Deposits (1) Securitized Borrowings Common Equity Tier 1 Payout Ratio(2) (%) Brokered & Other Deposits Other Borrowings (CET1) Capital Ratio(1) (%) 2Q19 3Q19 4Q19 1Q20 2Q20 (1) Note(s) Direct to Consumer Deposits 51% 53% 55% 56% 59% 1. Common Equity Tier 1 Capital Ratio (Basel III Transition) Brokered & Other Deposits 21% 20% 19% 17% 16% 2. Payout Ratio is displayed on a trailing twelve month basis. This represents the trailing Securitized Borrowings 16% 15% 14% 14% 14% twelve months’ Capital Return to Common Stockholders divided by the trailing twelve Other Borrowings 12% 12% 12% 12% 11% months’ Net Income Allocated to Common Stockholders Note(s) 1. Includes Affinity relationships 9

Appendix

2Q20 Loan Growth ($Bn) Total Card YOY YOY Highlights (1)% (3)% $95.9 • Card receivables decreased $92.5 $93.0 $77.2 $90.2 $88.9 $74.0 $73.8 reflecting the drop in sales in $72.4 $70.2 the quarter and lower BT/promo activity 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 • Organic student loan growth on track with seasonal trends Organic Student Personal YOY YOY • Personal loans decreased +9% (1)% reflecting lower originations due to recent credit tightening $8.8 $8.4 $8.4 $8.6 $7.6 $7.7 $7.7 actions and higher paydowns $7.9 $7.4 $7.3 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 11

2Q20 Payments Volume ($Bn) Discover Network PULSE Highlights YOY YOY • Discover Network volume (15)% +12% declined 15%; deceleration in- line with slowdown in Discover $40.6 $37.9 $38.7 $52.9 card sales volume $50.0 $49.2 $35.2 $47.4 $47.5 $32.3 • PULSE volume up 12% year- over-year driven by higher average spend per transaction 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 related to the pandemic, the impact of stimulus funds available to consumers and Diners (1) Network Partners growth in e-commerce transactions YOY YOY +22% (49)% $8.5 $8.4 $8.8 • Diners Club volume down 49% $7.7 $7.3 $7.1 $7.0 $6.7 from the prior year resulting $6.0 from steep decline in T&E $4.3 spending 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 • Network Partners up 22% driven primarily by AribaPay Total Network Volume down 3% YOY Note(s) 1. Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment 12

DISCOVER | 2Q20 Revenue

($MM)	2Q20	2Q19	Inc / (Dec) $	Inc / (Dec) %
Interest Income	$2,672	$2,977	$(305)	(10%)
Interest Expense	482	645	(163)	(25%)
Net Interest Income	2,190	2,332	(142)	(6%)
Discount/Interchange Revenue	622	759	(137)	(18%)
Rewards Cost	385	460	(75)	(16%)
Net Discount/Interchange Revenue	237	299	(62)	(21%)
Protection Products Revenue	44	49	(5)	(10%)
Loan Fee Income	85	102	(17)	(17%)
Transaction Processing Revenue	49	48	1	2%
Other Income	57	22	35	159%
Total Non-Interest Income	472	520	(48)	(9%)
Revenue Net of Interest Expense	$2,662	$2,852	$(190)	(7%)

	2Q20	2Q19	Change QOQ	Change YOY
Discover Card Sales Volume ($MM)	$30,721	$36,664	(10)%	(16)%
Rewards Rate [1]	1.24%	1.25%	-16bps	-1bps
NIM on Loans	9.81%	10.47%	-40bps	-66bps

Note(s)
1. Rewards cost divided by Discover card sales volume

Highlights

- 6% decrease in net interest income driven primarily by NIM compression
- Net discount and interchange revenue was down 21% driven by the decline in sales volume
- Decrease in loan fee income reflects lower cash advance fees and lower late fees
- Other Income up $35MM primarily driven by a $44MM one-time gain on the sale of equity investments
- Rewards rate was down 1bps YOY reflecting the impact of lower sales on Cashback Match and lower engagement in the rotating 5% category due to the pandemic

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DISCOVER | 2Q20 Net Interest Margin Drivers

Interest-Earning Assets ($MM)	2Q20 Average Balance	2Q20 Yield	2Q19 Average Balance	2Q19 Yield
Credit Card	$70,848	12.34%	$71,492	13.44%
Private Student	9,826	7.46%	9,464	8.59%
Personal	7,475	12.40%	7,419	13.02%
Other	1,622	6.49%	983	6.83%
Total Loans	89,771	11.70%	89,358	12.82%
Other Interest-Earning Assets	25,907	0.95%	19,794	2.45%
Total Interest-Earning Assets	$115,678	9.29%	$109,152	10.94%

Interest-Bearing Liabilities ($MM)	2Q20 Average Balance	2Q20 Rate	2Q19 Average Balance	2Q19 Rate
Direct to Consumer Deposits [1]	$58,813	1.62%	$48,211	2.20%
Brokered Deposits and Other	16,429	2.52%	20,213	2.71%
Interest Bearing Deposits	75,242	1.81%	68,424	2.35%
Borrowings	24,335	2.36%	26,111	3.74%
Total Interest-Bearing Liabilities	$99,577	1.95%	$94,535	2.73%

(%)	2Q20	Change QOQ	Change YOY
Total Interest Yield on Loans	11.70%	-64bps	-112bps
NIM on Loans	9.81%	-40bps	-66bps
NIM on Interest-Earning Assets	7.61%	-92bps	-96bps

Highlights

- Credit card yield of 12.34% was down 110 bps YOY primarily driven by prime rate decreases partially offset by a favorable revolve rate and portfolio mix
- Average consumer deposits of $58.8Bn grew 22% and composed 59% of total funding
- The rate on average interest-bearing liabilities was 1.95%, down 78bps from prior year, primarily driven by lower market rates
- Net interest margin on loans was 9.81% down 66 bps as lower loan yields were partially offset by lower funding costs

Note(s)
1. Includes Affinity relationships

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2Q20 Operating Expense Highlights Year-Over-Year Expense ($MM) • Employee compensation increase due to higher average salaries and $25 $55 $1,077 $1,078 $16 headcount $(95) $(2) • Marketing expense decreased in response to the slowdown in the US economy with reductions primarily in 2Q19 Employee Marketing Info Prof All 2Q20 brand and acquisition expense Expense Comp Process Fees Other Expense • Information processing increase Inc / (Dec) driven by investments in technology ($MM) 2Q20 2Q19 $ % capabilities and infrastructure Employee Compensation and Benefits $452 $427 $25 6% Marketing and Business Development 129 224 (95) (42%) Information Processing & Communications 117 101 16 16% • Other expense increase driven by a Professional Fees 181 183 (2) (1%) $59MM intangible impairment charge Premises and Equipment 27 26 1 4% resulting from a steep reduction in Other Expense 171 117 54 46% T&E spend impacting the Diners Total Operating Expense $1,077 $1,078 ($1) —% business Operating Efficiency(1) 40.5% 37.8% 270 bps Note(s) 1. Defined as reported total operating expense divided by revenue net of interest expense 15

# DISCOVER | Credit Performance Trends

## Total Company Loans


3.09 3.11 2.97 3.08 3.25 3.22 3.05 3.19 3.27 3.44
2.23 2.08 2.22 2.31 2.28 2.18 2.32 2.40 2.38 1.98
1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20
NCO rate (%)
30+ day DQ rate ex-purchased loans (%)

## Credit Card Loans


3.32 3.34 3.14 3.23 3.50 3.49 3.32 3.41 3.65 3.90
2.33 2.16 2.32 2.43 2.45 2.34 2.50 2.62 2.62 2.17
1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20
NCO rate (%)
30+ day DQ rate (%)

## Private Student Loans


2.25 2.10 2.13 2.00 1.76 1.67 1.78 1.72 1.64 1.49
0.92 0.92 0.96 0.86 0.66 0.61 0.59 1.02 0.68 0.62
1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20
NCO rate (%)
30+ day DQ rate ex-purchased loans (%)

## Personal Loans


4.03 3.97 4.09 4.49 4.53 4.33 3.99 4.26 3.59 3.43
1.37 1.42 1.57 1.60 1.51 1.49 1.49 1.37 1.31 1.07
1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20
NCO rate (%)
30+ day DQ rate (%)

16